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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                   FORM 8-K




                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported)   1 June 1994




                       Air Products and Chemicals, Inc.
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              (Exact name of registrant as specified in charter)


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

                Delaware                                  1-4534                       23-1274455
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(State of other jurisdiction of incorporation)    (Commission file number)     (IRS Identification number)

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    7201 Hamilton Boulevard, Allentown, Pennsylvania                  18195-1501
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        (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (215/610)-481-4911
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Item 5.  Other Events.

         The Registrant announced on June 1, 1994, that it has closed the last of five "leveraged" interest rate swap agreements which the company entered into as part of its program to manage the interest expense of its debt portfolio. By closing this agreement which was based on Dutch Guilder interest rates and taking earlier actions on the other agreements, Air Products indicated it eliminated the earnings volatility associated with these derivatives. Previously, Air Products terminated three leveraged interest rate swap agreements and closed another one.
         Air Products also terminated two other agreements which hedged currency risk associated with anticipated exports of chemicals. While these hedges did not have leverage features and were consistent with the company's financial policies and practices, they did have the potential to impact earnings due to mark-to-market accounting and foreign exchange rate movements. On this basis, the company decided that these agreements should be terminated.
         Based on the latest actions, the company anticipates a total third quarter after-tax charge of $14 million related to the five leveraged and two unleveraged agreements. Air Products' second quarter results included an after-tax charge of $60 million for the leveraged agreements.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Air Products and Chemicals, Inc.
                                 ------------------------------------------
                                                (Registrant)




Dated:  June 1, 1994             By:     /s/ Gerald A. White
                                    --------------------------------------------
                                              Gerald A. White
                                       Senior Vice President - Finance




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